Exhibit 1

AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

CONCERNING JOINT SCHEDULE 13G FILING AND

POWER OF ATTORNEY

WHEREAS, the undersigned are beneficial owners, as determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, of certain common stock of PeopleSupport, Inc. (“Common Stock”).

NOW THEREFORE,

1. The undersigned each acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

2. The undersigned hereby severally constitute and appoint Michael I. Song our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, the Schedule 13G relating to the Common Stock owned by us and any and all amendments thereto filed or to be filed with the Securities and Exchange Commission with respect to any agreement entered into by us relating to the Common Stock owned by us, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Schedule 13G and any and all amendments thereto.

This Power of Attorney shall remain in full force and effect until each of the undersigned who are giving this Power of Attorney are no longer required to file a Schedule 13G or any amendments thereto with respect to the undersigneds’ beneficial ownership of the Common Stock of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney.

IN WITNESS WHEREOF, this Agreement has been signed by the undersigned as of the 23rd day of February, 2005.

This Agreement may be executed in counterparts.

RUSTIC CANYON PARTNERS, L.P.

By:	/s/ Michael I. Song
Name:	Michael I. Song
Title:	Partner

13G

CUSIP No. 712714302	Page 18 of 19

RUSTIC CANYON PARTNERS, LLC

By:	/s/ Thomas Unterman
Name:	Thomas Unterman
Title:	Managing Partner

THOMAS UNTERMAN

By:	/s/ Thomas Unterman
Title:	Managing Partner

MARK S. MENELL

By:	/s/ Mark S. Menell
Title:	Partner

RENEE E. LABRAN

By:	/s/ Renee E. Labran
Title:	Partner

MICHAEL K. KIM

By:	/s/ Michael K. Kim
Title:	Partner

LEE E. BAILEY

By:	/s/ Lee E. Bailey
Title:	Partner

JON R. STAENBERG

By:	/s/ Jon R. Staenberg
Title:	Partner

13G

CUSIP No. 712714302	Page 19 of 19

JOHN C. BABCOCK

By:	/s/ John C. Babcock
Title:	Partner

MICHAEL I. SONG

By:	/s/ Michael I. Song
Title:	Partner